UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 23, 2016

JETPAY CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35170	90-0632274
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1175 Lancaster Avenue, Suite 200, Berwyn, PA 19312

(Address of Principal Executive Offices) (Zip Code)

(484) 324-7980

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Chief Operating Officer

On August 23, 2016, Michael Collester, age 52, was elected as the Chief Operating Officer of JetPay Corporation (the “Company” or “JePay”), effective immediately. Mr. Collester does not have a family relationship with any director, executive officer or person nominated or chosen by the Company to become a director or executive officer.

Mr. Collester has served as the President of ACI Merchant Systems, LLC (“ACI”), a wholly-owned subsidiary of JetPay, since its formation in 2004. His responsibilities at ACI encompass overseeing customer service, technical initiatives, finance, and sales management. Mr. Collester has more than 25 years of executive experience in the strategic partner and merchant services space. In 1989, he founded ACI Merchant Services, Inc., a merchant services provider dedicated exclusively to serving financial institutions. ACI Merchant Services later became recognized as a premier Agent/Referral Bank processing company in the United States and, in 2000, was acquired by Fifth Third Bank. In 2004, Mr. Collester formed ACI, which was acquired by JetPay in November 2014.

Compensatory Arrangements

On August 23, 2016, the Company and Mr. Collester entered into an amended and restated employment agreement (the “Agreement”), commencing on August 23, 2016 (the “Commencement Date”). The Agreement amends and restates the employment agreement, dated as of November 7, 2014, by and between ACI and Mr. Collester. Pursuant to the Agreement, Mr. Collester shall serve as Chief Operating Officer of the Company for an initial term ending December 31, 2017 (the “Employment Period”).

Compensation.

•	Base Salary. Mr. Collester shall receive a base salary of $300,000 beginning on the Commencement Date and ending on December 31, 2016, and thereafter a base salary of $325,000 through the end of the Employment Period.

•	Annual Bonus. In addition to his base salary, Mr. Collester shall be eligible to receive an annual bonus as determined by the Board of Directors in its sole discretion.

•	Employee Benefits and Perquisites. Mr. Collester shall be eligible to participate in all of the Company’s employee benefit plans, as may be maintained by the Company from time to time, on the same terms as similarly situated employees of the Company. During the Employment Period, the Company shall rent for Mr. Collester an apartment in or around Dallas, Texas, for up to a maximum of $2,500 per month, and reimburse Mr. Collester for the reasonable costs for travel to and from Dallas, Texas.

Termination and Severance.

The Agreement may be terminated at any time by the Company with or without Cause (as defined in the Agreement) or by Mr. Collester with or without Good Reason (as defined in the Agreement), in either case in accordance with the Agreement.

•	Termination without Cause or for Good Reason. If Mr. Collester is terminated by the Company without Cause (other than by notice of nonrenewal of the Employment Period) or Mr. Collester terminates his employment for Good Reason, then, contingent upon the effectiveness of a general release of claims, in addition to the payment of any base salary earned but unpaid through the date of termination, the Company shall continue to pay to Mr. Collester his base salary during the Severance Period. “Severance Period” is defined in the Agreement to mean the period commencing on the 60th date following such separation and ending 60 days following the last day of the then-current Employment Period.

In addition, subject to certain conditions, Mr. Collester may be entitled to receive certain other payments, including the annual bonus he would have received for the calendar year in which he separated from the Company; payment of certain health insurance premiums during the Severance Period; vesting of unvested equity granted to Mr. Collester under the Company’s equity incentive plans; any accrued and vested benefits under any employee benefit plan of the Company or its affiliates; and any unreimbursed expenses together with accrued but unused vacation time. If Mr. Collester’s employment is terminated by the Company without Cause and in bad faith with the intention of thwarting Mr. Collester’s ability to earn contingency consideration under that certain Unit Purchase Agreement, dated as of November 7, 2014, by and among Mr. Collester, Cathy Smith, ACI and the Company, Mr. Collester shall be entitled to the payment of contingency consideration as set forth in the Agreement.

If Mr. Collester breaches the provisions of the Agreement relating to confidential information, non-disparagement, non-competition or non-solicitation, any and all remaining payments and benefits under the Agreement shall be forfeited.

•	Other Termination. In the event that Mr. Collester is terminated by the Company for Cause or due to nonrenewal of the Employment Period or by Mr. Collester without Good Reason, the Company shall pay to Mr. Collester any accrued but unpaid base salary, accrued but unused vacation time and any accrued and vested benefits under any employee benefit plan of the Company or its affiliates.

If Mr. Collester’s employment is terminated during the Employment Period due to Mr. Collester’s death or disability, the Company shall also pay to Mr. Collester (or his estate or beneficiaries, as the case may be) unreimbursed expenses; any earned but unpaid annual bonus with respect to the year prior to the year of termination; and a pro rata bonus with respect to the year of separation equal to a fraction where the numerator is the number of completed calendar months of employment in such year and the denominator is 12, payable when such bonuses are paid to other employees of the Company or its affiliates.

Restrictive Covenants.

Following the termination of his employment, Mr. Collester shall have certain continuing obligations under the Agreement, including but not limited to those relating to the non-disclosure of confidential information, non-competition, non-solicitation and proprietary rights.

The above summary of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated into this Item 5.02 by reference.

Item 7.01.     Regulation FD Disclosure

On August 29, 2016, the Company issued a press release announcing the appointment of Mr. Collester as Chief Operating Officer, a copy of which is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

The information in this Item 7.01 and Exhibit 99.1 hereto is furnished solely pursuant to Item 7.01 of this Form 8-K. Consequently, it is not deemed "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.

Item 9.01     Financial Statements and Exhibits.

The following exhibits are being filed herewith:

No.	Description

10.1	Amended and Restated Employment Agreement, dated August 23, 2016, by and between the Company and Michael Collester

99.1	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JETPAY CORPORATION

Date: August 29, 2016	By:	/s/ Gregory M. Krzemien
	Name:	Gregory M. Krzemien
	Title:	Chief Financial Officer

Exhibit Index

Exhibit Number	Description

10.1	Amended and Restated Employment Agreement, dated August 23, 2016, by and between the Company and Michael Collester

99.1	Press Release